AMENDMENT NO. 1
TO
MUTUAL FUND CUSTODY AGREEMENT

THIS AMENDMENT NO. 1 TO MUTUAL FUND CUSTODY AGREEMENT (this "Amendment") is entered into as of _________, 2006, between Marketocracy Capital Management LLC (“MCM”), Union Bank of California, N.A. (the "Bank") and Alesco Global Advisors LLC (“AGA”), a limited liability company organized under the laws of the State of California with its principal office and place of business at 400 South El Camino Real, Suite 350, San Mateo, California 94402.

WHEREAS, MCM and the Bank are parties to that certain Mutual Fund Custody Agreement entered into as of December 17, 2003 (the “Agreement”), and the capitalized terms not otherwised defined herein shall have the meanings ascribed to them in the Agreement;

WHEREAS, pursuant to the terms of the Agreement, the Bank is to hold and administer the Securities and moneys of each Series of the Trust listed on Exhibit B attached to the Agreement, as may be amended from time to time;

WHEREAS, MCM entered into the Agreement in its capacities as administrator and investment adviser for each outstanding Fund and Series:

WHEREAS, the Trust now has created a new Series, AGA Total Return Realty Fund, which initially will be divided into two classes, Class A and Class K (the “Realty Fund”), for which AGA, and not MCM, will act as the administrator and investment adviser;

WHEREAS, to avoid the time and expense of creating a separate mutual fund custody agreement between the Bank and AGA in respect of the Realty Fund, the Bank, MCM and AGA desire that the Securities and moneys of the Realty Fund be hereafter held and administered by the Bank pursuant to the terms of the Agreement.

In consideration of the mutual promises set forth below, MCM, the Bank and AGA agree as follows:

1. Appointment of Custodian.

1.1 Appointment. Pursuant to this Amendment and the Agreement, AGA hereby constitutes and appoints the Bank as the custodian with respect to all of the Securities and moneys owned by, or in the possession of, the Trust allocable to the Realty Fund, including without limitation those allocable to each class into which the Realty Fund has be divided and designated, during the term of the Agreement applicable to the Realty Fund.

1.2 Acceptance. The Bank hereby accepts such appointment as the custodian with respect to all of the Securities and moneys owned by, or in the possession of, the Trust allocable to the Realty Fund, including without limitation those allocable to each class thereof, and shall perform the duties of custodian as set forth in the Agreement with respect thereto.

2. Terms and Conditions of the Agreement Applicable to Realty Fund. Solely with respect to AGA’s appointment of the Bank, and the Bank’s acceptance, as custodian for, and the administration by the Bank of, the Securities and moneys of the Realty Fund pursuant to this Amendment and the Agreement during the term applicable to the Realty Fund, AGA accepts and agrees to, and shall be bound by, the terms and conditions of the Agreement as if AGA were a signatory and party thereto in respect of the Realty Fund; provided, however, that:

2.1 References to MCM. Whenever used in the Agreement or in any Schedules thereto applicable to the Realty Fund, each reference to MCM shall be deemed to be a reference to AGA, and not MCM, unless the context otherwise clearly requires.

2.2 Certain Definitions. Whenever used in the Agreement or in any Schedules thereto applicable to the Realty Fund, the words and phrases set forth below shall deemed to have the following meanings, unless the context otherwise clearly requires:

2.2.1 “Account” shall be deemed to mean each account maintained pursuant to Section 4 of the Agreement by the Bank as the custodian with respect to all of the Securities and moneys owned by or in the possession of the Trust allocable to the Realty Fund, including without limitation those allocable to each Class thereof.

2.2.2 “Class” shall be deemed to refer to the classes of the Realty Fund shown on the Schedule B of the Agreement applicable to the Realty Fund, and any such other Class of the Realty Fund as may from time-to-time be created and designated in accordance with the provisions of the Trust's Restated Declaration of Trust and reflected in the Schedule B to the Agreement applicable to the Realty Fund.

2.2.3 “MCM Money” shall be deemed to mean any money held in the Account of the Realty Fund, in respect a specific Class or otherwise, specifically allocated to be paid to AGA by the Realty Fund, or a specific Class thereof, as the case may be.

2.2.4 “Series” shall be deemed to mean the Realty Fund, or if the context so requires or as otherwise directed by AGA pursuant to Written Instructions, one or more of the Classes thereof.

2.3. Notices to AGA. Any notice authorized or required by this Amendment or the Agreement to be given to AGA, shall be in writing and addressed to AGA and mailed or delivered to it at its offices at

Alesco Global Advisors LLC
400 South El Camino Real, Suite 350
San Mateo, California 94402

or at such other place as AGA may from time-to-time designate in writing.

2.4 Amended Schedules.

2.4.1 Schedules A and B for Funds and Series Other than Realty Fund. The current Schedules A and B of the Agreement applicable to all Funds and Series advised and administrated by MCM shall be amended to read in its entirety as set forth in Attachments I and II hereto, each of which is incorporated therein and herein by this reference.

2.4.2 Realty Fund Schedules. The Agreement shall be amended to add three Schedules A, B and C applicable to the Realty Fund, which read in their entirety as Attachments III, IV and V hereto, respectively, each of which is incorporated therein and herein by this reference.

3. Inter-Series Indemnifications. Without in any way affecting or limiting either Section 10.1.4 or Section 10.1.5 of the Agreement as each such Section applies, respectively, to (i) the Bank, MCM and the Funds and Series other than the Realty Fund, and (ii) the Bank, AGA and the Realty Fund, each of MCM and AGA, in its respective capacities of investment adviser and administrator of a Series (“Indemnifying Party”), shall indemnify the other (“Indemnified Party”) and each Series advised and administered by Indemnified Party (“Indemnified Series”) and hold the Indemnified Party and each such Indemnified Series harmless from and against all losses, liabilities, demands, claims, actions, expenses, attorneys' fees, and taxes (“Inter-Series Losses”) that Indemnified Party or such Indemnified Series may suffer or incur arising out of or in connection with the Indemnifying Party's performance or nonperformance of this Amendment or the Agreement in respect of a Series advised and administered by Indemnifying Party except to the extent such Inter-Series Losses may arise from any action Indemnified Party takes or fails to take in connection with this Amendment or the Agreement other than in good faith or with negligence, willful misconduct or willful failures to act by Indemnified Party or its agents or employees.

2

4. Effect of this Amendment. Except as otherwise expressly amended pursuant to Section 2.4.1 hereof, the Agreement as applicable to MCM, the Bank and each outstanding Fund and Series other than the Realty Fund shall continue in full force and effect without regard to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.1 to Mutual Fund Custody Agreement to be executed by their respective officers there under duly authorized as of the day and year first above written.

MARKETOCRACY CAPITAL MANAGEMENT LLC	UNION BANK OF CALIFORNIA, N.A.
Investment Adviser and Administrator to All
Series other than the Realty Fund

By:	By:

Name:	Name:

Office:	Office:

Date:	Date:

ALESCO GLOBAL ADVISORS LLC
Investment Adviser and Administrator to
the Realty Fund

By:

Name:

Office:

Date:

3

ATTACHMENT I
to
Amendment No. 1 to Mutual Fund Custody Agreement
dated as December 13, 2003

Schedule A (for all Series other than Realty Fund)

AUTHORIZED PERSONS

Part I — Authorized Persons of Bank

[To come]

Part II — Authorized Persons of the Trust
 Oral Instructions:

Kendrick W. Kam, President

James R. Matel, Secretary

[To come]

 Written Instructions:

Kendrick W. Kam, President

James R. Matel, Secretary

[To come]

MARKETOCRACY CAPITAL MANAGEMENT LLC	UNION BANK OF CALIFORNIA, N.A.
Investment Adviser and Administrator to All
Series of Marketocracy Funds other than the Realty Fund

By:	By:

Name:	Name:

Office:	Office:

Date:	Date:

ATTACHMENT II
to
Amendment No. 1 to Mutual Fund Custody Agreement
dated as December 13, 2003

Schedule B (for all Series other than Realty Fund)

FUNDS

Marketocracy Masters 100SM Fund

MARKETOCRACY CAPITAL MANAGEMENT LLC	UNION BANK OF CALIFORNIA, N.A.
Investment Adviser and Administrator to All
Series of Marketocracy Funds other than the Realty Fund

By:	By:

Name:	Name:

Office:	Office:

Date:	Date:

ATTACHMENT III
to
Amendment No. 1 to Mutual Fund Custody Agreement
dated as December 13, 2003

Schedule A (for Realty Fund)

AUTHORIZED PERSONS

Part I — Authorized Persons of Bank

[To come]

Part II — Authorized Persons of the Trust

 Oral Instructions:

Kendrick W. Kam, President

James R. Matel, Secretary

[To come]

 Written Instructions:

Kendrick W. Kam, President

James R. Matel, Secretary

[To come]

ALESCO GLOBAL ADVISORS LLC	UNION BANK OF CALIFORNIA, N.A.
Investment Adviser and Administrator to
the Realty Fund

By:	By:

Name:	Name:

Office:	Office:

Date:	Date:

ATTACHMENT IV
to
Amendment No. 1 to Mutual Fund Custody Agreement
dated as December 13, 2003

Schedule B (for Realty Fund)

FUNDS

AGA Total Return Realty Fund

Class A Shares

Class K Shares

ALESCO GLOBAL ADVISORS LLC	UNION BANK OF CALIFORNIA, N.A.
Investment Adviser and Administrator to
the Realty Fund

By:	By:

Name:	Name:

Office:	Office:

Date:	Date:

ATTACHMENT V
to
Amendment No. 1 to Mutual Fund Custody Agreement
dated as December 13, 2003

Schedule C (for Realty Fund)

MUTUAL FUND SERVICES
SCHEDULE OF FEES

Custody:	Three Basis Points (3 BPS) of Net Asset Value

Transactions

Depository Eligible	$0.00

Depository Ineligible	$0.00

Disbursements	$15.00

Minimum Fee	$3,500.00 per annum

*A transaction is defined as any activity affecting assets, such as purchase, sale tender offer, stock dividend, free deliveries, maturity, exchange, redemption, etc. Fees for foreign securities, foreign exchange transactions, international wires and nonstandard services are quoted separately.